Exhibit 99.1

Contact: Garth Williams

Vice President and Assistant Treasurer

Telephone: (617) 375-7500

AMERICAN TOWER REIT FILES FORM S-4

BOSTON, MASSACHUSETTS – June 3, 2011 –American Tower Corporation (NYSE:AMT) announced today that American Tower REIT, Inc., its newly formed, wholly owned subsidiary, filed a proxy statement/prospectus on Form S-4 with the Securities and Exchange Commission to effect the Company’s proposed conversion to a real estate investment trust (REIT). As previously disclosed, in May 2011, the Company’s Board of Directors approved the commencement of the steps necessary to reorganize the Company to qualify, no earlier than January 1, 2012, as a REIT for tax purposes.

As part of that reorganization, American Tower proposes to merge with and into American Tower REIT, Inc. American Tower expects to hold a special meeting of stockholders in the fourth quarter of 2011 for the purpose of voting on that proposed merger.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower currently owns and operates over 37,000 communications sites in the United States, Brazil, Chile, Colombia, Ghana, India, Mexico, Peru and South Africa. For more information about American Tower, please visit www.americantower.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our expectation to elect REIT status and the timing and effect of that election. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) we may fail to qualify as a REIT by January 1, 2012 or at all, and, if we do qualify as a REIT, we may be unable to maintain that qualification; (2) decrease in demand for our communications sites would materially and adversely affect our operating results and we cannot control that demand; (3) if our tenants consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (4) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (5) our expansion initiatives may disrupt our operations or expose us to additional risk if we are not able to successfully integrate operations, assets and personnel; (6) we could suffer adverse tax or other financial consequences if taxing authorities do not agree with our tax positions; (7) if we are unable to utilize our net operating losses, we may be required to make significant payments or adjustments; (8) due to the long-term expectations of revenue from tenant leases, we are sensitive to changes in the creditworthiness and financial strength of our tenants; (9) our foreign operations are subject to economic, political, and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (10) we anticipate that we may need additional financing to fund capital expenditures, to fund future growth and expansion initiatives and to return capital to stockholders; (11) a substantial portion of our revenue is derived from a small number of customers; (12) increasing competition in the tower industry may create pricing pressures that may materially and adversely affect us; (13) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (14) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (15) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (16) our leverage and debt service obligations may materially and adversely affect us; (17) restrictive covenants in the loan agreement for the revolving credit facility and term loan, the indentures governing our debt securities, and the loan agreements related to our securitization, the loan agreements for the Revolving Credit Facility, Supplemental Credit Facility and Term Loan, and the indentures governing our debt securities could materially and adversely affect our business by limiting flexibility; (18) we could have liability under environmental laws; (19) our towers or data centers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; and (20) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended March 31, 2011 under the caption “Risk Factors”. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

ADDITIONAL INFORMATION AND CAUTIONARY STATEMENT

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities or a solicitation of any vote or approval. American Tower REIT, Inc. has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a proxy statement of American Tower Corporation and a prospectus of American Tower REIT, Inc. with respect to the proposed merger. The registration statement has not yet become effective. Notice of a special meeting and a definitive proxy statement/prospectus will be mailed to stockholders of American Tower Corporation who hold shares of Class A common stock of American Tower Corporation on the record date to be determined by American Tower Corporation’s board of directors. INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by American Tower Corporation free of charge by contacting Corporate Secretary, 116 Huntington Avenue Boston, Massachusetts 02116.

American Tower, its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from American Tower’s stockholders in connection with the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the merger will be included in the Form S-4 and proxy statement. Information about the directors and executive officers of American Tower and their ownership of American Tower stock is set forth in the proxy statement for American Tower’s 2011 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger.

Investors should read the Form S-4 and proxy statement carefully before making any voting or investment decisions.